UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2017

NORTHERN TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-36609	36-2723087
(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On February 19, 2017, Northern Trust Corporation (the “Corporation”) entered into a definitive agreement with UBS AG to acquire UBS Asset Management’s fund administration servicing business in Luxembourg and Switzerland, for an initial purchase price of CHF 175 million (approximately $175 million) in cash, subject to adjustment.  The transaction is expected to close in the second half of 2017, subject to applicable regulatory and fund board approvals and other customary closing conditions.  A copy of the press release announcing the agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TRUST CORPORATION
(Registrant)

Date:	February 21, 2017	By:	/s/ Stephanie S. Greisch
Stephanie S. Greisch
Corporate Secretary

EXHIBIT INDEX

Number	Description
99.1	February 20, 2017 Press Release